UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2004

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-6311 (Commission File Number)	72-0487776 (IRS Employer Identification No.)

601 Poydras Street, Suite 1900 (Address of principal executive offices)	70130 (Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties. Among those risks and uncertainties, many of which are beyond the control of the Company, include, without limitation, fluctuations in oil and gas prices; level of fleet additions by competitors and vessel overcapacity; changes in capital spending by customers in the energy industry for exploration, development and production; changing customer demands for different vessel specifications; acts of terrorism; unsettled political conditions, war, civil unrest and governmental actions, especially in higher risk countries of operations; foreign currency fluctuations; and environmental and labor laws. Readers should consider all of these risk factors as well as other information contained in this report.

On January 20, 2004, the Company issued the following press release:

Tidewater Reports Third Quarter Results For Fiscal 2004

NEW ORLEANS, January 20, 2004 — Tidewater Inc. (NYSE:TDW) announced today third quarter net earnings for the period ended December 31, 2003, of $18.3 million, or $.32 per share, on revenues of $169.4 million. For the same quarter last year, net earnings were $23.6 million, or $.42 per share, on revenues of $163.1 million. Net earnings in the immediately preceding quarter ended September 30, 2003, were $12.3 million, or $.22 per share, on revenues of $164.2 million.

As previously announced, Tidewater will hold a conference call to discuss December quarterly earnings on Tuesday, January 20, at 10:00 a.m. CDST promptly following the Company’s release of quarterly earnings. Investors and interested parties may listen to the teleconference via telephone by calling 1-888-388-7493 if calling from the U.S. or Canada (1-706-679-8348 if calling from outside the U.S.) and ask for the “Tidewater Inc.” call just prior to the scheduled start. A replay of the conference call will be available beginning at 1:00 p.m. CDST on January 20, 2004, and will continue until 11:59 p.m. CDST on January 21, 2004. To hear the replay, call 1-800-642-1687 (1-706-645-9291 if calling from outside the U.S.). The conference call ID number is 4799030.

A simultaneous Webcast of the conference call will be accessible online at the Tidewater Inc. Website, www.tdw.com, and at the CCBN Website, www.streetevents.com. The online replay will be available until February 20, 2004.

Tidewater Inc. owns and operates over 570 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

Note: all per-share amounts are stated on a diluted basis.

Contact: Keith Lousteau (504) 568-1010

Financial information is displayed on the next page.

TIDEWATER INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except share and per share data)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2003	2002	2003	2002
Revenues:
Vessel revenues	$162,097	160,716	481,485	473,432
Other marine revenues	7,310	2,371	16,951	8,518

	169,407	163,087	498,436	481,950

Costs and expenses:
Vessel operating costs	96,815	90,013	298,994	271,222
Costs of other marine revenues	6,022	1,294	13,475	4,840
Depreciation and amortization	24,715	21,020	73,207	61,237
General and administrative	17,137	16,790	50,643	48,567

	144,689	129,117	436,319	385,866

	24,718	33,970	62,117	96,084
Other income (expenses):
Foreign exchange loss	(798)	(637)	(1,341)	(2,505)
Gain on sales of assets	199	(12)	4,789	4,875
Equity in net earnings of unconsolidated companies	1,532	1,396	4,956	4,346
Minority interests	(70)	(20)	(161)	(67)
Interest and miscellaneous income	589	430	2,275	1,361
Interest and other debt costs	(920)	(109)	(2,164)	(329)

	532	1,048	8,354	7,681

Earnings before income taxes	25,250	35,018	70,471	103,765
Income taxes	6,923	11,381	21,846	33,724

Net earnings	$18,327	23,637	48,625	70,041

Earnings per common share	$.32	.42	.86	1.24

Diluted earnings per common share	$.32	.42	.86	1.24

Weighted average common shares outstanding	56,660,962	56,476,727	56,641,368	56,378,563
Incremental common shares from stock options	89,376	120,739	106,451	208,159

Adjusted weighted average common shares	56,750,338	56,597,466	56,747,819	56,586,722

Cash dividends declared per common share	$.15	.15	.45	.45

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Cliffe F. Laborde

Cliffe F. Laborde Executive Vice President, General Counsel and Secretary

Date: January 20, 2004

4